CERTIFICATE OF INCORPORATION

                                       OF

                         FIRST GENEVA INVESTMENTS, INC.


        WE, THE UNDERSIGNED, hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, by and under the provisions of the Statutes of the said State of Florida.

                                    ARTICLE I

                     This name of this corporation shall be:

                         First Geneva Investments, Inc.

                                   ARTICLE II

        The corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III

        The maximum number of shares of capital stock that this corporation is authorized to have outstanding at any time is FIVE HUNDRED (500) shares of common stock, having a par value of ONE ($1.00) DOLLAR PER SHARE.

                                   ARTICLE IV

        The amount of capital with which this corporation will begin business shall be the sum of not less than FIVE HUNDRED ($500.00) DOLLARS.

                                    ARTICLE V

        This  corporation  shall  exist  perpetually   unless  sooner  dissolved
according to law.

                                   ARTICLE VI

        The initial street of the principal office of the corporation shall be:

               200 East Cypress Creek Road, Ste. 204
               Ft. Lauderdale, FL 33334

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                                   ARTICLE VII

        The number of Directors of this corporation shall be at least one (1) and no more than five (5).

                                  ARTICLE VIII

        The names and street addresses of the members of the first Board of Directors of this Corporation are as follows:

        James R. Beckett

                                   ARTICLE IX

        The names and street addresses of the persons signing these Articles of Incorporation as subscribed is as follows:

        James R. Beckett            800 E. Cypress Creek Rd., #204
                                    Ft. Lauderdale, FL 33334

                                    ARTICLE X

        The corporate existence of this corporation shall begin on the date the Articles of Incorporation are filed of record.

        IN  WITNESS   WHEREOF,   the   undersigned,   James  R.   Beckett,   AND
James R. Beckett, both being natural persons, competent to contract, have hereunto set their hands and seal this 18th day of August, 1987.

/s/ JAMES R. BECKETT                               (SEAL)



STATE OF FLORIDA )
                             ) SS
COUNTY OF BOWARD )

        BEFORE ME, the undersigned Notary Public of the State of Florida personally appeared James R. Beckett and ___________________ to me well known and known to me to be the individuals described in and who executed the foregoing Articles of Incorporation, and they acknowledge before me that they executed the same freely and voluntarily for the purpose therein expressed.

        WITNESS my hand and official seal this 18th day of Aug. 1987.

                                             /s/
                                                Notary Public, State of Florida
(NOTARY SEAL)